EXHIBIT 10.10

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement") made as of the 11th day of April, 1996, by and among LAWRENCE JEWELRY CORPORATION, a Delaware corporation ("LJC" or "Seller"), ARTRA GROUP INCORPORATED, ("Artra"), a Pennsylvania corporation and COMFORCE CORPORATION ("Comforce") a Delaware corporation, the parent of LJC, and Hanover Advisors, Inc., a Delaware corporation( ("Buyer").

         WHEREAS, LJC wishes to sell, and Buyer wishes to purchase, the Purchased Assets (as hereinafter defined), subject to the assumption by Buyer of certain liabilities of Seller comprising the Assumed Liabilities (as hereinafter defined) upon the terms and conditions hereinafter set forth;

         WHEREAS, capitalized terms used herein which are otherwise not defined shall have the meaning set forth in Section 10.8 hereof;

         In consideration of the mutual promises and covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

         1.       Purchase and Sale of Assets.

                  1.1 Sale of Assets to Buyer. On the terms and subject to the conditions set forth in this Agreement, at the closing referred to in Section 3.1, Seller shall sell, transfer, convey, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller's right, title and interest in and to all of the Purchased Assets (as defined below) and the business of Seller, as such Purchased Assets exist on the Closing Date (as defined hereinafter). As used herein, the term "Purchased Assets" means all of the assets, properties and rights owned by Seller, or used or usable by Seller, of every type and description, including without limitation those items (not otherwise excluded) identified in 1.1(a) through (k), wherever located and whether or not reflected on the Books and Records of Seller, other than those assets, properties and rights which are specifically excluded pursuant to
Section 1.2. Except as specifically excluded pursuant to Section 1.2, the Purchased Assets include, without limitation, all of the right, title and interest of Seller in or to the following:

                  (a)      Inventory.  All  Distressed  Inventories as listed on
                           Schedule 1.1; demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Seller's Business is conducted, or located at suppliers' premises or customers' premises on consignment, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of Seller against suppliers of such inventories;

                  (b) Tangible Personal Property. In addition to the Inventory separately described above, all furniture, fixtures, equipment, machinery and other tangible personal property at the locations at which the Seller's Business is conducted or at suppliers' premises or customers' premises on consignment, or otherwise used or held for use by Seller in the conduct of the Seller's Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person;

                  (c) Personal Property Leases. Seller's rights to: (i) tangible personal property set forth on Schedule 4.17 hereto as to which Seller is the lessor or sublessor; and, (ii) all leases or subleases of tangible personal property set forth on Schedule 4.17 hereto as to which Seller is the lessee or sublessee, together with any options to purchase or sell the underlying property and the security deposits as set forth on Schedule 4.17 hereto (the leases and subleases described in subclauses (i) and (ii), the "Personal Property Leases");

                  (d) Business Contracts. Seller's rights under all Material Agreements (as such term is defined in Section 4.7) set forth on Schedule 1.1(d), and all purchase orders from customers of Seller which Seller has accepted in the ordinary course of business prior to the Closing Date (the "Business Contracts");

                  (e) Intangible Property. All intellectual property rights (including Seller's goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to its Business or its assets or properties, including but not limited to customers lists, patents and applications therefor, know-how, trade secrets, secret formulas, business and marketing plans, computer software (including source codes) and related documentation, copyrights and applications therefor, trademarks, including "L.J. Kids & Co." and applications therefore, trade names, service marks and all names, including without limitation, "Rosecraft", "Camro", "J & L Sales" and "Lawrence Service Co.", and slogans used by Seller;

                  (f)      Licenses.   All   transferable   licenses,   permits,
                           franchises, approvals and authorizations (including applications therefor) (the "Business Licenses");

                  (g) Vehicles All motor vehicles owned or leased by Seller;

                  (h) Books and Records. All Books and Records used or held for use in the conduct of the Seller Business or otherwise relating to Seller or its assets or properties;

                  (i) Warranties. All rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in connection with products sold to or services provided to Seller or affecting the property, machinery or equipment owned or used by Seller or relating to any property leased pursuant to the Personal Property Leases or the Purchased Assets;

                  (j)      Telephone   Numbers.   All   transferable   telephone
                           exchange numbers; and

                  (k) Security DepositsAll security deposits under real property and personal property leases, except as excluded in 1.2 below.

                  1.2 Excluded Assets. Any provision of this Agreement to the contrary notwithstanding, Buyer shall not acquire and there shall be excluded from the Purchased Assets the following (the "Excluded Assets"):

                  (a)      Cash.  All cash and cash equivalents held by LJC;

                  (b) Bank Accounts. Any rights of LJC with respect to bank accounts of LJC;

                  (c) Accounts Receivable. All Accounts Receivable and all collection rights thereto as set forth on Schedule
                           1.2 (c), adjusted however for inventory sold by Seller to its customers prior to the Closing Date that is subsequently returned for which an appropriate adjustment to the Accounts Receivable shall be made. All such returned inventory shall be deemed to be "Current Inventory", shall be the property of Seller, and shall be retained by Buyer and disposed of pursuant to the terms of the Consent Agreement.

                  (d)      Marketable  Securities.   All  marketable  securities
                           owned by Seller.

                  (e) Fine Art All items of personal property classified as fine art and as listed on Schedule 1.2(e).

                  (f) Intercompany Accounts. Any rights of Seller with respect to any obligations or liabilities of Comforce, any Affiliate of Comforce, or any director or officer of any of the foregoing or of Seller, except for any rights of Seller with respect to those Business Contracts listed on Schedule 1.2(f) hereto;

                  (g) Insurance Policies. Any rights of Seller with respect to all insurance policies owned by Seller or for which Seller is the named insured, covering, including without limitation, automobiles, workman's employee benefits such as medical, dental, disability income, life insurance and accidental death and dismemberment;

                  (h) Minute Books. The minute books, stock transfer books and corporate seal of Seller;

                  (i) Security Deposit.Security deposit in the sum of $7,000. with Eastern Utilities Blackstone Valley Electric for leased property located at 685 Social Street, Woonsocket, Rhode Island;

                  (j) Current Inventory. All Current Inventory, as referred to in the Consent Agreement defined below, as set forth on Schedule 6 thereto, purchased by Seller which will be transferred to Buyer and disposed of by Buyer in accordance with the terms and conditions of a certain agreement referred to as the Consent and Agency Agreement ("Consent AGREEMENT") to be executed and delivered by the Buyer and Seller hereof at the Closing, a copy of which is attached hereto as
                           Exhibit 1.2(j).

                  (k) Escrow Deposit. The escrow deposit of $40,000 lodged in a certificate of deposit at First Bank; and

                  (l) Other Matters. All rights of Seller under this Agreement and the documents and other papers delivered to Buyer by Seller pursuant to this Agreement.

         2.       Purchase Price.

                  2.1 Amount of Consideration. Subject to adjustment as provided in Section 2.2, the purchase price (the "Purchase Price") for the Purchased Assets to be purchased by Buyer, shall be:

                  a) (i) A payment for all of the Distressed Inventory and calculated based on 136,292 dozen inventory items as itemized on Schedule 1.1 at the rate of $1.25 per dozen for a total price of $170, 365.

                  (ii) A payment of $17,000. for the cards as may exist in Seller's possession and utilized by Seller for the sales and marketing of the inventory;

                           (iii) Execution and delivery at the Closing of this transaction of the Consent Agreement a copy of which is attached to this Agreement as Exhibit 1.2 (j).



                  (iv) A payment of $65,000. for all other items of tangible or intangible property or assets owned by Seller (including part of a security deposit) and being sold hereunder as described in Section 1.1 of this Agreement; and

                  (v) the performance of the covenants, the continuing accuracy of the representations and warranties of the Buyer contained in this Agreement

                                    for  a  payment   at  Closing  of  the  sums
described in 2.1 (i), (ii) and (iv) as set forth on Schedule 2.1 (a); all of which monetary consideration shall be paid to Seller by Buyer and which initially shall be paid by the Buyer to an escrow agent of Seller to pay or provide for the expenses of the Closing and certain other Seller expenses by the escrow agent from the Closing proceeds. Thereafter, the escrow agent shall pay any remaining Closing proceeds to Bankers Capital, a division of Bankers Leasing Association, Inc., the ("Lender"). Buyer shall pay to Lender the balance due on Seller's debt to Lender pursuant to the Consent Agreement, and thereafter, the balance of the Purchase Price, if any, and the payments represented by the net collection by the Buyer of the Seller's accounts receivable and sale of Current Inventory shall be paid to an agent to be identified by Seller to Buyer within 10 days after the Closing for purposes of settling Seller's liabilities post Closing. Any funds remaining after the above payments and settlement of Seller's liabilities and expenses shall be wire transferred in immediately available funds to Seller's account at First Bank of Eden Prairie, account number 173100140065, ABA #091000022(the "Cash Payment"); and

                  b) the assumption by Buyer of the Assumed Liabilities (as defined hereinafter) at the Closing.


         2.2 Assumption of Liabilities. Except as specifically provided below, Buyer shall not assume or be liable to pay, perform or discharge, as the case may be, any liabilities or obligations of Seller, except for the following liabilities and obligations, to the extent existing on the Closing Date (the "Assumed Liabilities"):


                  (a) Personal Property Lease Obligations. All obligations of Seller under the Personal Property Leases arising and to be performed on or after the Closing Date as set forth on Schedule 2.2;

                  (b) Obligations Under Contracts and Licenses. All obligations of Seller under the Business Contracts, Purchase orders and Business Licenses arising and to be performed on or after the Closing Date; and

                  (c)      All  expenses   incurred  on  the  Closing  Date  and
                           thereafter in the ordinary course of business of the fashion jewelry activities of the Seller.

         In the event of any claim against Buyer with respect to any of the Assumed Liabilities hereunder, Buyer shall have, and Seller hereby assigns to Buyer, any defense, counterclaim, or right of setoff which would have been available to Seller if such claim had been asserted against Seller.

                  2.3 Excluded Liabilities Not Assumed. Any provision of this Agreement to the contrary notwithstanding, Buyer shall not assume, or in any way become liable for, any of the following liabilities or obligations of Seller of any kind or nature, whether accrued, absolute, contingent or otherwise, or whether due or to become due, or otherwise on the Closing Date (the "Excluded Liabilities"):

                                    a)    Undisclosed    Liabilities.     Debts,
                  obligations or liabilities of any kind or nature, whether absolute, accrued, contingent or otherwise including without limitation, trade payables;

                                    b) Violation of Representations, etc. Debts,
                  obligations or liabilities which arise or exist in violation of any of the representations, warranties, covenants or agreements of Seller contained in this Agreement, or in any documents or other papers delivered to Buyer by or on behalf of Seller on or before the Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby.

                                    c) Taxes. Debts,  obligations or liabilities
                  for Taxes of any kind whatsoever for periods through and including the Closing Date, including, without limitation, Taxes which are (i) due and payable as of the Closing Date,
                  (ii) all income taxes arising from the operations of Seller, the liquidation of Seller or the transactions contemplated by this Agreement, and (iii) all real estate taxes or personal use taxes with respect to the Leased Property (as hereinafter defined) or the Purchased Assets accrued through the Closing Date (whether or not then due and payable).

                                    d) Taxes Due on Sale. Debts,  obligations or
                  liabilities for Taxes of any kind whatsoever arising from, based upon, or related to, the sale, transfer or delivery of the Purchased Assets or assignment and assumption of the Assumed Liabilities pursuant to this Agreement.

                                    e)    Infringements.    Any   liability   or
                  obligation arising out of any infringement or misappropriation by or conflict with, any proprietary rights of any Person.

                                    f) Indebtedness  for Borrowed Money.  Debts,
                  liabilities or obligations of any kind or nature representing indebtedness for borrowed money (whether short-term or long-term), including accrued interest and/or from penalties owing thereon., however the Accounts Receivable are pledged to the Lender and other assets being conveyed or bailed to the Buyer hereby are subject to the liability to the Lender and shall be satisfied from the proceeds due Seller hereby.

                                    g) Environmental Liabilities.  Any liability
                  or obligation (a) relating to or arising out of any Environmental Claim, (b) relating to or arising out of the presence, Release, emission, use, generation, discharge, treatment, storage, or disposal of any Hazardous Substances on, under, in, from or about, or any transportation of any such Hazardous Substances to or from, any premises or waste treatment or disposal facilities owned, leased or used by Seller on or prior to the Closing Date, (c) relating to or arising out of the violation or alleged violation of, or imposed by, any Environmental Laws or Release, transportation, treatment, storage or disposal of Hazardous Substances on or prior to the Closing Date.

                                    h)  Litigation.  Any liability or obligation
                  relating to Actions or Proceedings involving Seller as a defendant (including a defendant in any cross-claim or counterclaim) or a respondent (other than as a respondent in an appeal in an Action or a Proceeding in which Seller initially was a plaintiff) which is pending on or threatened on or prior to, the Closing Date or is initiated after the Closing Date and relates to any occurrences or circumstances existing prior to the Closing Date.

                                    (i) Affiliates. Any liabilities of Seller to
                  Comforce (formerly Lori), any Affiliate of Seller or any director of officer of any of the foregoing or of Seller;

                                    (j)   Breach.   Any   liabilities   (whether
                  asserted before or after Closing Date) for any breach of a representation, warranty, or covenant, or for any claim for indemnification, contained in any Personal Property Lease, Business Contract or Business License agreed to be performed pursuant hereto by Buyer, to the extent that such breach or claim arises out of or by virtue of Seller's performance or non-performance thereunder prior to the Closing Date, it being understood that, as between the parties hereto, this subsection shall not apply if any provision which may be contained in any form of consent to the assignment of any such Personal Property Lease, Business Contract or Business License which by its terms, imposes such liabilities upon Buyer and which assignment is specifically approved in writing by Buyer notwithstanding the presence of such a provision, and that Seller's failure to discharge any such liability shall entitle Buyer to indemnification in accordance with the provisions of
                  Section 9;

                                    (k) Product  Warranty.  Any product warranty
                  liabilities of Seller with respect to any products or merchandise sold by it on or prior to the Closing Date; it being understood and agreed that any such claim or liability asserted after the Closing Date arising out of the sale of any product sold by Seller on or prior to the Closing Date shall be considered to be a claim against or a liability of Seller and therefore not assumed hereunder by Buyer;

                                    (l)     Other     Liabilities,      Worker's
                  Compensation. Any liabilities of Seller for injury to or death of persons or damage to or destruction of property (including, without limitation, any worker's compensation claim) occurring prior to the Closing Date regardless of when said claim or liability is asserted, including, without limitation, any claim for consequential damages in connection with the foregoing; it being understood and agreed that any such claim or liability asserted after the Closing Date, but arising from acts or omissions by Seller which occur before the Closing Date shall be considered to be a claim against or a liability of Seller for injury to or death of persons or damages to or destruction of property and therefore not assumed hereunder by Buyer;

                                    (m) Benefits.  Any liabilities to, for or in
                  connection with any present or former employee of Seller or any of its Affiliates, including without limitation, for (i) medical, dental, disability income, life insurance or accidental death benefits, whether insured or self insured, for claims incurred or for disabilities commencing prior to the Closing Date, (ii) workers' compensation (both long term and short term) benefits, whether insured or self-insured, to the extent accruing or based upon exposure to conditions prior to the Closing Date or for claims incurred or for disabilities commencing prior to the Closing Date, or (iii) severance liabilities or benefits for employees of Seller, or (iv) accrued vacation or other benefits;

                                    (n)   Excluded   Assets.   Any   liabilities
                  relating to the Excluded Assets;

                                    (o) Stockholders.  Any liabilities  relating
                  to the capital stock of Seller or any shareholders' agreements to which Seller is party;

                                    (p)  Agreements.  Any  Liabilities of Seller
                  under  this   Agreement  and  any  document  or  other  papers
                  delivered to Buyer by Seller pursuant to this Agreement;

                                    (q)  Material  Agreements.  Any  liabilities
                  under any contract, agreement, lease, commitment, instrument, permit or license which is not a, Personal Property Lease, Business Contract or Business License; and

                                    (r) Other Matters. Without limitation by the
                  specific enumeration of the foregoing, any liabilities not expressly assumed by Buyer pursuant to the provisions of
                  Section 2.2.

The assumption by Buyer of the Assumed Liabilities, and the transfer thereof by Seller shall in no way expand the rights or remedies of any third party against Buyer or Seller or their respective officers, directors, employees, shareholders and advisors as compared to the rights and remedies which such third party would have had against such parties had Buyer not assumed such liabilities. Without limiting the generality of the preceding sentence, the assumption by Buyer of said liabilities shall not create any third party beneficiary rights. Seller shall pay and discharge when due, or contest in good faith, all of those liabilities of Seller which Buyer has not specifically agreed to assume pursuant to the provisions of Section 2.2.

                   2.4 Allocation of Purchase Price. After the Closing, Buyer shall allocate the purchase price among the various Purchased Assets as set forth hereinabove. The parties further agree to file any reports required (including, without limitation, Form 8594) under Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, consistent with such allocation.

                  2.5. Proration of Lease Payments, Utility Charges and Other Payments. If the Closing Date shall fall on a date other than the date on which payments are due with respect to (i) a Personal Property Lease, or (ii) utility or similar regular periodic charges with respect to the Purchased Assets, and for which a final billing has not been received by Seller, any installment of rental payments and any such utility or similar charge payable with respect to the current period in which the Closing Date occurs.

                  2.6.     Proration of Taxes.  Intentionally Deleted

         3.       Closing and Due Diligence.

                  3.1 Time and Place. The closing of the purchase and sale of the Purchased Assets (the "Closing") shall take place at 10:00 a.m. on April 13, 1996, at Chicago, Illinois, or at such other place or time as the parties may agree upon in writing. The date on which the Closing is held is referred to as the "Closing Date".

                  3.2 Conveyance. On the Closing Date, subject to the terms and conditions set forth in this Agreement, Seller shall sell, assign and deliver (or cause the sale, assignment and delivery of) the Purchased Assets to Buyer, and Buyer shall purchase and take delivery of the Purchased Assets. Seller shall execute and deliver (or cause to be executed and delivered) such documents of conveyance and take such other action as may be necessary or reasonably desirable to transfer all interests therein to Buyer and put Buyer in actual possession and operating control of the Purchased Assets. Seller agrees that such sale, assignment and delivery shall be effected by such bills of sale, endorsements, assignments and such other instruments of transfer and conveyance as Buyer shall reasonably request and as shall be sufficient to convey all the right, title and interest of Seller in and to the Purchased Assets free and clear of all Liens other than the Lien of the Lender which will be released as of the Closing Date pursuant to the Consent Agreement..


         4. Representations and Warranties of Seller. Seller, and Comforce with respect to 4.1, 4.2, 4.3 and 4.4 hereafter, severally, represent and warrant to Buyer as follows:

                  4.1 Organization. Each of Comforce and Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all requisite corporate power and authority to own, lease and operate the properties and assets utilized in, and to carry on its business as it is presently being conducted. Seller is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of the Seller Business or the property owned, leased or operated in the Seller Business makes such qualification necessary and where a failure to be so qualified or licensed might have a Material Adverse Effect and each such jurisdiction is listed on Schedule 4.1.

                  4.2 Power and Authority. Each of Comforce and Seller has full corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it pursuant hereto and to consummate the transactions contemplated hereunder, and the execution, delivery and performance of this Agreement by Seller and all other documents and instruments to be executed, delivered or performed by it pursuant hereto, have been duly and validly authorized by all necessary corporate action of it.
                  4.3 Legality and Validity. Assuming due authorization, execution and delivery by Buyer, this Agreement and all other documents and instruments to be executed and delivered by each of Comforce and Seller pursuant hereto, constitute the legal, valid and binding obligations of it, enforceable against it, in accordance with their respective terms.

                  4.4 No Conflicts, Consents. The execution, delivery and performance of this Agreement by each of Comforce and Seller will not (a) conflict with its certificate of incorporation or by-laws and will not conflict with or result in the breach or termination of or constitute a default under any permit, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which it is a party, by which it is bound or to which any of the Purchased Assets is subject; (b) constitute a violation by it of any law or regulation applicable to it, the Purchased Assets or the Assumed Liabilities; or
(c) result in the creation of any Lien upon any of the Purchased Assets. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or declaration or filing with, any person, including any governmental authority, is required on the part of Seller in connection with the execution, delivery and performance of this Agreement, or the transfer of the Purchased Assets to Buyer.

                  4.5 Litigation,  Compliance with Laws.  Except as set forth on
Schedule 4.5 hereto, there is no Action or Proceeding pending or threatened, or any Order outstanding, against Seller or the Purchased Assets. Seller is not in violation of any Law or Order, except for violations that in the aggregate would not have a Material Adverse Effect, and no notice has been received by Seller alleging any such violation.

                  4.6 Title to Assets. Seller has good and marketable title to (or valid, binding and enforceable leasehold, license or similar interests in and right of quiet enjoyment of), and the right to transfer to Buyer, all of the Purchased Assets, subject to no Liens, except the Lien of the Lender, and no licenses or rights of other parties exist with respect thereto. The Purchased Assets constitute all of the assets and property owned and used in the Seller Business (except for the accounts receivable, Current Inventory and other Excluded Assets) and are of merchantable quality, except with respect to the Distressed Inventory, fit for their intended purpose, and ready for normal use. The documents of transfer to be executed by Seller and delivered to Buyer at the Closing will be sufficient to convey good and marketable title to (or valid and enforceable leasehold, license or similar interests in) the Purchased Assets, free and clear of all Liens other than as stated herein and possible liens pursuant to applicable bulk sales laws.

                  4.7 Contracts. Schedule 4.7 describes all of the following contracts, agreements, leases, commitments, instruments, plans, permits or licenses (written or oral) to which Seller is a party or is otherwise bound or which relate to the Purchased Assets, the Assumed Liabilities or the Seller Business (the "Material Agreements"):

                  (a) contracts and other agreements with any current officer, director, employee, consultant, agent, other representative of Seller or with any Affiliate of Seller;

                  (b) contracts and other agreements with any labor union or association representing any employee;

                  (c) contracts and other agreements for the sale of any of its assets or properties or for the grant to any Person of any preferential rights to purchase any of its assets or properties, in each case in an amount exceeding $10,000 (other than purchase orders entered into with customers in the ordinary course of business);

                  (d)      joint venture and partnership agreements;

                  (e) any take or pay or requirements contracts or agreements or any other contracts or agreements requiring Seller to pay regardless of whether products or services are received;

                  (f) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice calling for an aggregate purchase price or payments to or from Seller in any one year of more than $10,000 in any one case (or in the aggregate, in the case of any related series of contracts and other agreements);

                  (g) contracts and other agreements containing covenants of Seller or any officer or employee of Seller pertaining to the right to compete or not compete in any line of business or similarly restricting its ability to conduct business with any Person or in any geographical area or covenants of any other Person not to compete with Seller in any line of business or restricting its ability to conduct business or in any geographical area;

                  (h)      contracts  and  other  agreements   relating  to  the
                           acquisition by Seller of any operating business or the capital stock of any other Person;

                  (i) contracts and other agreements not cancelable without penalty by Seller on sixty (60) or fewer days' notice relating to the sale or marketing of any products sold, distributed or marketed by Seller and involving an amount in excess of $10,000;

                  (j) contracts and other agreements relating to data processing or the provision of other services which are not cancelable without penalty in sixty (60) or fewer days' notice; and

                  True and complete copies of all of the Material Agreements have been delivered to Buyer. All of the Material Agreements are valid, subsisting, in full force and effect and binding upon Seller and, to the best knowledge of Seller, the other parties thereto in accordance with their terms, subject to the qualifications that enforcement of the rights and remedies created thereby is subject to: (A) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and excluding those matters listed on Schedule 4.7 (Good Faith Disputed Issues). Seller has satisfied in full or provided for all of its liabilities and obligations under the Material Agreements requiring performance prior to the date hereof in all material respects, is not in material default under any of them, nor does any condition exist that with notice or lapse of time or both would constitute such a material default. To the best knowledge of Seller, no other party to any such Material Agreement is in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute such a default. Except as separately identified on Schedule 4.7, no approval or consent of any Person is needed for all of the Business Contracts to continue to be in full force and effect after the Closing, and all of Seller's rights under the Business Contracts will be conveyed to Buyer, upon consummation of the transactions contemplated by this Agreement.

                  4.8 Inventory. The value of the Distressed Inventory has been determined based on arms length negotiations, and, notwithstanding any other statement in this Agreement to the contrary, Buyer has conducted its due diligence with respect thereto.

                  4.9 Intangible Property. To the best knowledge of Seller without investigation, Seller is the owner of all right, title and interest in and to the Intangible Property. Schedule 4.9 sets forth a list of all Intangible Property of Seller (other than trade secrets, know-how and goodwill attendant to the Intangible Property and other intellectual property rights not reducible to schedule form), true and complete copies of which have been delivered or made available to Buyer, and the Intangible Property constitutes all of the Intangible Property owned or used by Seller in connection with the Seller Business. Seller has not received any notice of, nor has it become aware of any facts which indicate a likelihood of, any challenge to such rights, misappropriation or infringement by or any conflict with, any third party with respect to the Intangible Property. Except as separately identified on Schedule 4.9, no approval or consent of any Person is needed so that the interest of Seller in the Intangible Property shall continue to be in full force and effect and enforceable by Buyer following the transactions contemplated by this Agreement.

                  4.10     Intentionally Deleted

                  4.11 Taxes. All Tax Returns of Seller where failure to file or pay any tax due would create a lien on or materially and adversely affect the title to the Asset being conveyed and are required to be filed within the United States of America, all state and local government authorities and all foreign jurisdictions have been timely filed or extended and the taxes, if any are due have been paid or provided for.

                  4.12 Environmental. Except as disclosed in Schedule 4.12, the lease, use and operation by Seller of the leased premises, (the "Seller Facilities"), is in compliance with all applicable Environmental Laws, and to the knowledge of Seller, without due inquiry except for its review of its internal operations and personnel, there is no liability which may be imposed upon Seller. No Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and no investigation or review is pending or, to the knowledge of Seller, threatened by any Governmental or Regulatory Body with respect to any alleged failure by Seller to have or comply with any license or permit required under applicable Environmental Laws in connection with the conduct of its business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Substance in connection with its business and, to the knowledge of Seller, there are no facts or circumstances in existence which could reasonably be expected to form the basis for any of the foregoing.

                  4.13     Personnel and Labor. Intentionally Deleted.

                  4.14     Insurance.  Intentionally Deleted.

                  4.15. Compensation Arrangements: Officers, Directors and Employees Intentionally Deleted

                  4.16.    Operations.

         Except as disclosed on Schedule 4.16 or expressly authorized by this Agreement, from March 17, 1996 through the date hereof, Seller has not, and from the date hereof through the Closing Date, Seller shall not have, without the prior written consent of Buyer:

                                    (a)  knowingly  waived any right of material
                           value to its business;

                                    (b) (i) made any  disposition  of any of its
                           assets or properties other than sale of Inventory in the ordinary course of business consistent with past practice; (ii) granted or suffered any Lien on any of its assets or properties; or (iii) entered into or amended any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any Person or to refrain from competing with any Person;

                                    (c)  except  in  the   ordinary   course  of
                           business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to Section 4.7.


                  4.17. Tangible Property. Schedule 4.17 sets forth a true, complete and correct list of all categories of tangible personal property (other than Inventory), including, without limitation, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other similar tangible property, in each case owned or leased by Seller
(collectively, the "Tangible Property") together with a description of all leases or subleases of Tangible Property to which Seller is the lessor, sublessor, lessee or sublessee. Except as separately identified on Schedule 4.17, no approval or consent of any Person is needed so that the interest of Seller in the Tangible Property shall continue to be in full force and effect following the transactions contemplated by this Agreement.

                  4.18. Disclosure. Neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.

                  4.19 Closing Date. The foregoing representations and warranties will also be true and correct in all material respects in accordance with their respective terms on and as of the Closing Date and with the same force and effect as though such representations and warranties had been made on and as of such time.

         5. Representations and Warranties of Buyer. Buyer represents and warrants to Seller as follows:

                  5.1 Organization. Buyer is duly organized, validly existing and in good standing under the laws of the state of their incorporation and is duly authorized to carry on its business where and as now conducted and to own, lease and operate properties as they now do.

                  5.2 Corporate Authority. Buyer has full power and authority to enter into and perform this Agreement in accordance with its terms; the execution, delivery and performance of this Agreement by Buyer has been duly authorized by all necessary corporate action of Buyer; and this Agreement is a valid and binding obligation of Buyer enforceable in accordance with its terms.

                  5.3 No Conflicts, Consents. The execution, delivery and performance of this Agreement by Buyer will not (a) conflict with its certificate of incorporation or by-laws and will not conflict with or result in the breach or termination of or constitute a default under, any lease, agreement, commitment or other instrument, or any order, judgment or decree, to which it is a party or by it bound; or (b) to Buyer's knowledge, constitute a violation by it of any law or regulation applicable to it. No consent, approval or authorization of, or declaration or filing with, any governmental authority is required on the part of Buyer in connection with the execution, delivery and performance of this Agreement.

                  5.4 Litigation. There are no actions, suits, proceedings, claims or investigations pending or to the best of Buyer's knowledge, threatened, concerning Buyer or with respect to the transactions contemplated hereby or which would prevent Buyer from consummating the transactions contemplated hereby.

                  6. Particular Covenants. In addition to the various othercovenants set forth in this Agreement, Seller covenants and agrees with Buyer and Buyer covenants and agrees with Seller as follows:

                  6.1 Conduct of Business. During the period from the date hereof to the Closing Date, except as otherwise contemplated by this Agreement:

                  (i) Operation of Business. Except with the written consent of Buyer, Seller shall not take any action or omit to take any action which would result in a material breach, violation or inaccuracy of any representation, warranty or covenant of Seller made in this Agreement; provided, however, that Seller shall not be required to secure the consent of Buyer with respect to acts undertaken in the ordinary course of business, which do not, individually or in the aggregate, have an adverse effect on the Seller Business.

                  (ii) Full Access. Seller shall grant Buyer and representatives of Buyer and its lenders reasonable access during normal business hours to all employees, premises, properties, books, records, contracts, accounting records and other documents of or pertaining to Seller and the Seller Business, shall provide copies to Buyer and its lenders of all Seller documentation reasonably requested by Buyer, and Seller will furnish to Buyer and its lenders any information in respect of Seller and the Seller Business as Buyer and its lenders may from time to time reasonably request.

                  (iii) Notice. Seller shall promptly (no later than two (2) business days) give Buyer written notice of Seller's becoming aware of the existence or occurrence of any event or condition which would make any representation or warranty of Seller contained herein untrue or incomplete in any material respect or which constitutes a breach or violation of this Agreement or might prevent the consummation of the transactions herein contemplated.

                  6.2      Expenses.

                  (i) All costs and expenses and disbursements incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the party incurring such costs and expenses.

                  (ii) The parties hereto hereby represent to each other and hold each other harmless that no broker, finder, investment banker, or financial adviser is entitled to any fees due to the transaction contemplated hereby, and will hold each other harmless from any claims asserted by such person or entity as a result of the transaction.

                  6.3 Action. From the date hereof until the Closing, the parties shall use their reasonable best efforts to take, or cause to be taken, all action, and use their reasonable best efforts to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby.

                  6.4 Consents. Prior to the Closing, Seller will obtain all consents listed on Schedules 4.4, 4.7, 4.9, and 4.17 and all other necessary consents in order to transfer the Purchased Assets to Buyer to conclude the transactions contemplated by this Agreement. Where it is found to be impossible to transfer the benefits under any Business Contract, Business License or Personal Property Lease to Buyer, Seller will act as Buyer's agent to the extent it can lawfully and effectively do so in order to help assure to Buyer the full benefits thereof; and Seller will work with Buyer to obtain for it the benefits thereunder, and will cooperate, to the extent permitted by applicable law, with Buyer in any other reasonable arrangement requested by Buyer designed to provide such benefits for Buyer, including, if permitted by applicable law and the Business Contract, Business License or Personal Property Lease, subcontracting to Buyer the work to be performed or the services to be provided under any Business Contract, Business License or Personal Property Lease on the same basis that Seller would be required to perform under such Business Contract, Business License Lease or Personal Property Lease. In the event after a good faith effort, Seller is unable to cause a consent to be delivered to Buyer, and Buyer deems such a consent to be material to the conduct of the Seller Business, Buyer may terminate this Agreement without any liability arising pursuant hereto.

                  6.5. Transfer Taxes. Seller agrees to pay all sales, use, transfer, recording, gains and other similar taxes and fees ("Transfer Taxes") arising out of or in connection with the transactions effected pursuant to this Agreement except those imposed by law upon the Buyer, and shall indemnify, defend and hold harmless Buyer with respect to such Transfer Taxes. Seller and Buyer shall file or cooperate with respect to the filing of all necessary documentation and Tax Returns with respect to such Transfer Taxes.

                  6.6   Hart Scott Rodino Act Filings     Intentionally Deleted.

                  6.7. Public Announcements. On and after the date hereof, Seller and Buyer shall consult with each other before issuing any press release or making any public statements with respect to this Agreement and the transactions contemplated hereby and neither of them shall issue any such press release or make any such public statement prior to obtaining the other party's approval, which approval shall not be unreasonably withheld, except that no such approval shall be necessary to the extent disclosure may be required by law or any stock exchange listing agreement of a party or an affiliate. Any party intending to make disclosure of this Agreement required by law shall notify and consult with the other party in advance.

                  6.8. Further Assurances. From time to time prior to and after the Closing, without further consideration, each party at its own expense shall execute and deliver such documents to the other party as such other party may reasonably request in order more effectively to consummate the transactions contemplated hereby. At any time and from time to time after the Closing Date at the request of Buyer, and without further consideration, Seller will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to Buyer, the Purchased Assets and to put Buyer in actual possession and operating control of the Seller Business and to assist Buyer in exercising all rights with respect thereto.

                  6.9.     Tax Elections. Intentionally Deleted

                  6.10.    Nonforeign Affidavit.  Intentionally Deleted.

                  6.11.    Insurance.  Intentionally Deleted.

                  6.12. Environmental Matters. With respect to and to the extent existing on or prior to the Closing Date, Seller hereby covenants and agrees to indemnify, defend and hold Buyer and each of its Affiliates and their respective directors, officers, employees, successors and assigns harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, punitive damage or expense (including, without limitation, attorneys' and consultants' fees), resulting from, arising out of, or based upon (i) any Environmental Claim, (ii) the presence, Release, use, generation, discharge, storage, or disposal of any Hazardous Substances on, under, in or about, or the transportation of any such materials to or from, any Seller Facility, including any facilities previously owned, used or otherwise operated by Seller or any predecessor of Seller; (iii) any Environmental Law or permit, judgment or license (including but not limited to any violation or alleged violation thereof) relating to the use, generation, Release, discharge, handling, treatment, storage, or disposal of Hazardous Substances on, about, to or from any Seller Facility (defined as those offices, manufacturing, warehouse and other facilities used by Seller in the Seller Business), including any facilities previously owned, used or otherwise operated by Seller or any predecessor of Seller; and (iv) any actions, suits, proceedings, investigations, assessments, and judgments incident to any of the foregoing. This indemnity shall include, without limitation, any damage, liability, fine, penalty, punitive damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease or death), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to natural resources or the environment, nuisance, pollution, contamination, leak, spill, release or other potential adverse effect on the environment.

         7.       Conditions Precedent to Closing.

                  7.1. Conditions to Obligations of Buyer. The obligations of Buyer under this Agreement to enter into and complete the Closing are subject to the satisfaction at or prior to the Closing of the following conditions, provided that compliance with any such conditions or parts thereof may be waived by Buyer:

                  (i) The representations and warranties of Seller contained in this Agreement shall be true and correct, in all respects, on and as of the Closing Date as if made on such date, except for representations and warranties relating to specified dates and except as otherwise provided herein; each and all of the covenants and agreements of Seller to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed; since the date hereof there shall not have been any material adverse change in, and there shall have occurred no event which has resulted or could result in a material adverse change in, the business and financial condition of the Seller Business or in its properties or assets; and Seller shall have delivered to Buyer a certificate, in such form as Buyer shall reasonably require, dated the Closing Date and signed by an officer of Seller, to each such effect.

                  (ii) Seller shall have delivered all documents reasonably necessary in order to complete any and all transfers and assignments provided for in this Agreement and to convey to Buyer such title to the Purchased Assets as Seller is required hereunder to convey in form and substance reasonably satisfactory to Buyer.

                  (iii) Seller shall have obtained all permits, authorizations, consents and approvals listed on Schedules 4.4, 4.7, 4.9, and 4.17 and shall have made all filings and declarations required to be made by it.

                  (iv)     Intentionally Deleted.

                  (v) No action, claim or proceeding shall be pending or threatened before or by any Federal, state or municipal or other domestic or foreign governmental department, commission, court, board, bureau, agency or instrumentality seeking to restrain, prohibit or invalidate this Agreement or any of the transactions contemplated hereby and no preliminary or permanent injunction or other order, decree or ruling shall be issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission and no statute, rule, regulation or executive order shall be issued or proposed which, if effective, would prevent the consummation of the transactions contemplated under this Agreement.
                  (vi)     Intentionally Deleted.

                  (vii) Except as otherwise waived by Buyer, all consents, permits and approvals from third parties to contracts or other agreements with Seller, and any other material consent, permit or approval that may be required in connection with the performance by Seller of its obligations under this Agreement or the consummation of the transactions contemplated by this Agreement or the continuance of Seller's contracts or other agreements with Buyer after the Closing shall have been obtained.

                  (viii)  Buyer  shall  have  received  such  other   documents,
         certificates or instruments as it may reasonably request.

         7.2. Conditions to Obligations of Seller. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing Date of the following conditions, provided that compliance with any such conditions or parts thereof may be waived by Seller:

                  (i) The representations and warranties of Buyer contained in this Agreement shall be true and correct, in all material respects, on and as of the Closing Date as if made on such date, except for representations and warranties relating to specified dates and except as otherwise provided herein; each and all of the covenants and agreements of Buyer to be performed on or before the Closing pursuant to the terms hereof shall have been duly performed;

                  (ii) Buyer shall have obtained all material permits, authorizations, consents and approvals and shall have made all material filings and declarations required by it for the consummation of the transactions contemplated hereby.

                  (iii)    Intentionally Deleted.

                  (iv) No action, claim or proceeding shall be pending or threatened before or by any Federal, state or municipal or other domestic or foreign governmental department, commission, court, board, bureau, agency or instrumentality seeking to restrain, prohibit or invalidate this Agreement or any of the transactions contemplated hereby and no preliminary or permanent injunction or other order, decree or ruling shall be issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission and no statute, rule, regulation or executive order shall be in effect which has a substantial likelihood of preventing the consummation of the transactions contemplated under this Agreement.

                  (v) Buyer shall have agreed to collect the accounts receivable and sell the Current Inventory of Seller upon the terms and conditions as set forth in Exhibit 1.2(j) attached hereto.

                  (vi) Seller shall have received certified copies of the resolutions of the Buyer's Board of Directors approving this transaction including the Exhibits, and good standing certificate from the state of incorporation.

                  (vii) Banker's Leasing Association, Inc. shall have executed, delivered and performed the terms and conditions to be performed by it of the Consent Agreement attached hereto as Exhibit 1.2 (j).


         8.       Termination.

                  8.1. Events and Methods of Termination. This Agreement may be terminated prior to the Closing, and the purchase and sale and the other transactions contemplated hereby may be abandoned:

                  (i) By Seller on the one hand or Buyer on the other hand (by written notice to each other) if the Closing has not been consummated or occurred by April 30, 1996 (unless such failure of the Closing to be consummated or to occur has been caused by a breach of this Agreement by the party seeking termination, in which case such party may not so terminate this Agreement); or

                  (ii)     by mutual consent of each of the parties hereto.

                  8.2. Disposition of Documents. If this Agreement is terminated as provided herein, each party shall promptly redeliver to the other Party all documents, workpapers and other material of the other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof. In the event this Agreement is terminated as provided herein (i) this Agreement shall become null and void and of no further force and effect, except for the provisions (the "Surviving Provisions") of Section 10.12 relating to Buyer's obligation to keep confidential certain information, Section 6.2 and
Section 10.5 and (ii) except for the Surviving Provisions, there shall be no liability on the part of any party hereto, their Affiliates or their respective partners, officers, directors, employees or agents, provided, however, that if such termination shall result from the breach by a party of the provisions contained in this Agreement, such party shall be fully liable for any and all damages, costs and expenses sustained or incurred as a result of such breach by the other parties hereto.

         9.       Survival; Indemnification

                  9.1. Survival of Representations, Warranties, Covenants and Agreements. All representations, warranties, covenants and agreements of the parties contained in this Agreement will survive the Closing until sixty (60) days after the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive) with respect to the matters covered by the representations, warranties, covenants and agreements; provided, however that any representation, warranty, covenant or agreement that would otherwise terminate pursuant to the foregoing (x) will continue to survive if the party making such representation, warranty, covenant or agreement knowingly engages in fraud with respect thereto until the earlier of (i) one year from the discovery thereof by the party in whose favor such representation, warranty, covenant or agreement is made and (ii) the date 60 days after the expiration of all applicable statute of limitation as aforesaid, and (y) will continue to survive, if a notice of claim shall have been given under this
Section 9 on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this
Section 9.

                  9.2. Indemnification of Buyer. Subject to the limitations contained in this Section 9, Seller and Artra agree to indemnify, defend and hold harmless Buyer and each of its Affiliates and their respective directors, officers, employees, successors and assigns from and against any and all losses, liabilities (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including fees and disbursements of counsel and expenses of investigation and defense), claims, liens or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") which, directly or indirectly, arise out of, result from or relate to
(a) any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of Seller contained in this Agreement or in any document or other papers delivered by it pursuant to this Agreement, (b) any Excluded Liability, or (c) the failure of Seller to comply with any bulk sales or similar Laws and Buyer's waiver of compliance with such Laws.

         Buyer hereby agrees that Buyer shall not be entitled to recover from Seller any indemnification under clause (a) of Section 9.2 as it relates to any inaccuracy or breach of any representation, warranty, covenant or agreement unless and until the total of all Losses with respect to the matters covered thereby exceed $25,000.00 which sum shall be excluded from the calculation of any losses or claims.

                  9.3. Indemnification of Seller. Buyer agree to indemnify, defend and hold harmless Comforce, Artra and Seller, their Affiliates and their respective directors, officers, employees, successors and assigns from and against any and all Losses (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including fees and disbursements of counsel and expenses of investigation and defense), claims, liens or other obligations of any nature whatsoever which, directly or indirectly, arise out of, result from or relate to (a) any inaccuracy in or any breach of any representation and warranty, or any breach of any covenant or agreement, of Buyer contained in this Agreement or in any document or other papers delivered by Buyer pursuant to this Agreement, (b) any Assumed Liability assumed by Buyer pursuant to this Agreement or (c) failure to perform any covenants of Buyer contained in this Agreement.

                  9.4 Limitation of Indemnity. The indemnification of Artra and Seller collectively extended hereby to Buyer and the indemnification of Buyer extended collectively hereby to Artra, Seller and Comforce, in all cases against the other, excluding the separate undertakings, agreements and covenants contained in the Consent Agreement, are hereby respectively limited to the sum of Two Hundred Fifty Two Thousand 00/100 ($252,000) for each and every type of claim, expense, damage, fees or causes of action arising out this Agreement and the provisions contained in 9.2 and 9.3 hereof.

         10.      General Provisions.

                  10.1. Representations and Warranties. Buyer acknowledges that Seller has not made any representations or warranties of any kind, either express or implied, except as expressly set forth or referred to in this Agreement and the other documents, instruments, certificates, Exhibits and Schedules delivered or to be delivered by Seller to Buyer pursuant to this Agreement.

                  10.2 Employees. Buyer and Seller acknowledge that Seller's employees will not, as a result of this Agreement, become employees of Buyer and that Seller will be responsible for the termination of employment of such employees.

                  10.3 No Successor. Buyer and Seller are separate entities and, after the Closing, Buyer will not be a successor of Seller.

                  10.4. Records. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the Books and Records of Seller or relating to the Seller Business, the Purchased Assets, the Excluded Assets, the Assumed Liabilities of Seller in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its Affiliates and (b) for any other reasonable business purpose. Each party agrees that for a period of not less than seven (7) years following the Closing Date, it shall not destroy or otherwise dispose of any of the Books and Records relating to the Seller Business, the Purchased Assets, the Assumed Liabilities, the Excluded Assets or Seller in its possession with respect to periods prior to the Closing. Each party shall have the right to destroy all or part of such Books and Records after the seventh anniversary of the Closing Date or, at an earlier time by giving each other party hereto thirty (30) days prior written notice of such intended disposition and by offering to deliver to the other parties, at the other parties' expense, custody of such Books and Records as such party may intend to destroy. Seller shall advise Buyer of the results of any tax audits (whether federal, state or foreign), which pertain to Seller's conduct of the Seller Business up to the Closing.
                  10.5. Assignability and Amendments. This Agreement shall not be assignable by any of the parties hereto, except that Buyer may, without the prior written consent of Seller, assign this Agreement and any or all of its rights and/or its obligations hereunder (i) to any one or more of its Affiliates prior to Closing or (ii) to one or more of its lenders as collateral for a loan at any time. No assignment will relieve the assigning party of any of its obligations hereunder, and the assignee shall assume and be directly liable for all of the covenants, conditions and agreements contained herein and hereby in all respects. This Agreement cannot be altered or otherwise amended except pursuant to an instrument in writing signed by all parties.

                  10.6. Exclusivity. Until the earlier of the Closing or the termination of this Agreement (the "Negotiating Period"), Seller shall not, directly or indirectly through any officer, director, employee, agent, partner, Affiliate or otherwise, enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to any business combination with, recapitalization of, or acquisition or purchase of all or a significant portion of the Assets of, or any material equity interest in, Seller (a "Competing Transaction"), or solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of their officers, directors, employees and agents) relating to any Competing Transaction, nor participate in any negotiations with any other person or entity with respect to a Competing Transaction. Seller shall notify Buyer promptly if any proposal regarding a Competing Transaction (or any inquiry or contact with any person or entity with respect thereto) is made, and shall advise Buyer of the contents thereof (and, if in written form, provide Buyer with copies thereof).

                  10.7. Notices. All notices, demands or other communications required or desired to be given hereunder shall be in writing and shall be deemed given when delivered personally by courier, overnight delivery service or by telecopy transmission (with transmission confirmed) or five (5) business days after it is deposited in the U.S. Mail, registered or certified mail, return receipt requested, postage pre-paid, and addressed as set forth below:


         If to Seller, addressed to:
                           Lawrence Jewelry Corporation
                           500 Central Avenue
                           % ARTRA GROUP Incorporated
Northfield, Il 60093
                           Attn: James Doering, Vice President

         With copies addressed to:

                           Kwiatt, Silverman & Ruben, Ltd.
                           500 N. Central Avenue
                           Northfield, IL  60093
                           Attn:  Kenneth L. Kwiatt, Esq.
                           847 441-7676
                           Telecopy Number:  (847) 441-7696
If to Buyer, addressed to:

                           Hanover Advisors, Inc.
                           %White River Partners, Inc.
                           777 Westchester Ave., Suite 201
                           White Plains, N. Y.10604

         With a copy addressed to:

                           LeBoeuf, Lamb, Green & MacRae, L.L.P.
                           125 W. 55th
                           New York, NY 10019
                           Attn:  Alexander M. Dye
                           212 424 8000
                           Facsimile 212 424 8500

         Any party may change such party's address or telecopy number for the giving of notice specified above by giving notice as herein provided.

                  10.8. Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

                  "Action or Proceeding" means any action, suit, proceeding or arbitration by any Person or any investigation or audit by any Governmental or Regulatory Body.

                  "Affiliate" with respect to any Person, means any other Person controlling, controlled by or under common control with such Person.

                  "Buyer" means Hanover Advisors, Inc., a Delaware corporation.

                  "Seller Business" means the sales and marketing of fashion jewelry as conducted by Seller

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or any child or sibling of such Person or such Person's spouse.

                  "Business Day" means any day on which commercial banks are not authorized or required by law to close in Chicago, Illinois, and New York, New York.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "document or other papers" means any document, agreement, instrument, certificate, notice, consent, affidavit, letter, telegram, telex, statement, schedule (including any Schedule to this Agreement) or exhibit (including any Exhibit to this Agreement).

                  "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Body response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Substance at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, of alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Body for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Substance or arising from alleged injury or threat of injury to heath, safety or the environment.

                  "Environmental Law" means any Law or Order or guideline as enacted, authorized, amended or proposed relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "GAAP" means generally accepted accounting principles.

                  "Governmental or Regulatory Body" means court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.
                  "Hazardous Substance" means (A) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under, or regulated by, any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Body under any Environmental Law.

                  "Law" means any law, statute, rule, regulation, ordinance and other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Body.

                  "Lien" means any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "Material Adverse Effect" means any change or changes or effect or effects that individually or in the aggregate are materially adverse to (i) the assets, properties, business, operations, income, prospects or condition (financial or otherwise) of Seller or the transactions contemplated by this Agreement or (ii) the ability of Seller to perform its obligations under this Agreement.
                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Body, in each case whether preliminary or final.

                  "Person" means any individual, corporation, partnership, firm,
joint  venture,   association,   joint-stock  company,   trust,   unincorporated
organization, Governmental or Regulatory Body or other entity.

                  "Release" means any release, spill, emission, leaking, pulping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Substances through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Tax Return" means any return, report, information return, or other document (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on Seller) or the administration of any laws, regulations or administrative requirements relating to any Tax.
                  "Tax" and "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments.

                  10.9. Trademarks and Trade Names. At or prior to the Closing, Seller shall either dissolve or change its name to a name not including the names "Lawrence" or "Rosecraft". Except as otherwise contemplated hereby, neither Seller nor any of its Affiliates shall use the names "Lawrence", "Rosecraft", "Camro" or "J & L" after the Closing Date.

                  10.10   Intentionally Omitted

                  10.11. Entire Agreement. This Agreement and the Schedules and Exhibits and the other documents and instruments referred to herein contain the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede all previous oral or written negotiations, commitments, understandings and agreements.

                  10.12. Confidentiality. Buyer hereby agrees, and shall cause its Affiliates to agree, that Buyer and its Affiliates shall hold in confidence and not disclose to any third Person, nor use any confidential or proprietary information relating solely to Seller or its Affiliates that is disclosed to or discovered by Buyer or its Affiliates in connection with the transactions contemplated hereby, other than any such information relating to the Seller Business, the Purchased Assets, and/or the Assumed Liabilities. Comforce and Seller hereby agree, and shall cause their Affiliates to agree, that Comforce and Seller and their Affiliates shall hold in confidence and not disclose to any third Person any confidential or proprietary information, nor use any confidential or proprietary information relating solely to Buyer or its Affiliates that is disclosed to or discovered by Comforce and Seller or their Affiliates in connection with the transactions contemplated hereby, nor use any confidential or proprietary information comprising part or all of the Intangible Property being sold hereunder to Buyer.

                  10.13. Cooperation in Litigation. In the event and for so long as any party is contesting, pursuing or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand or pursuing any claim in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Seller Business (the "Litigating Party"), the other party (the "Cooperating Party") shall use its commercially reasonable efforts to cooperate fully with the Litigating Party and its counsel in the contest, pursuit or defense, make available its personnel, and provide such testimony, information and access to its books and records as shall be necessary or reasonably desirable in connection with the contest, pursuit or defense. The Litigating Party shall pay or reimburse the Cooperating Party for reasonable travel and meal charges of the employees and other reasonable out-of-pocket expenses of the Cooperating Party incurred in connection therewith (unless the Litigating Party is entitled to indemnification therefor, or is required to bear additional expenses, under Section 9).

                  10.14. Waivers. Any waiver must be explicitly in writing. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party's rights at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

                  10.15. Third Party Rights. The provisions of this Agreement are intended for the sole benefit of the parties and shall not inure to the benefit of any other person (other than permitted assigns of the parties) either as a third party beneficiary or otherwise.

                  10.16. Counterparts and Headings. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. All headings, in this Agreement are inserted for convenience of reference only and shall not affect its meaning or interpretation.

                  10.17 Certain Limitations. Seller, Buyer and Artra acknowledge, understand and agree that (i) the representations and warranties of Comforce under Sections 4.1, 4.2, 4.3 and 4.4 hereof are limited solely to the power, authority and authorization of or other matter relating to Comforce, (ii) Comforce makes no representations or warranties respecting Seller, Artra or their operations and assumes no liabilities or obligations related thereto, and
(iii), except for the breach by Comforce of its representations or warranties under Sections 4.1, 4.2, 4.3 and 4.4 hereof, Comforce shall have no obligations or liabilities to any party under this Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly signed by their respective duly authorized representatives, all as of the date first above written.

                          LAWRENCE JEWELRY CORPORATION



                          By:      ______________________________
                          Title:   ______________________________

                          COMFORCE CORPORATION



                          By:      _______________________________
                          Title:   _______________________________

                          ARTRA GROUP INCORPORATED



                          By:      _______________________________
                          Title:   _______________________________



                                      BUYER
                             HANOVER ADVISORS, INC.


                           By:      ______________________________
                           Title:   ______________________________